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                                                                    Exhibit 10.9

                          MEMORANDUM OF UNDERSTANDING

                     REGARDING MANAGEMENT AND GOVERNANCE OF
                         CASTLE TOWER HOLDING CORP. AND
                           CROWN COMMUNICATIONS, INC.



          The purpose of this Memorandum is to set forth in summary outline form the principal objectives to be pursued and the principal procedures to be implemented in connection with the management, governance and operations of the domestic business of Castle Tower Holding Corp. (together with any successor or assign, "Castle") and Crown Communications, Inc. (together with Crown Network
         ------
Systems, Inc. and Crown Mobile Systems, Inc., "Crown Communications"), and all
                                               --------------------
other domestic subsidiaries or other operating units of Castle, as follows:



A.  Principal Objectives
    --------------------

    . All parties recognize the significance of the business combination of Castle and the business and operations conducted by Robert A. Crown and
       Barbara Ann Crown (together, the "Crowns") as "Crown Communications" and
                                         ------
       Crown Network Systems, Inc. and Crown Mobile Systems, Inc. (such acquired businesses being referred to collectively as the "Crown Businesses")
                                                         ----------------
       including the exciting opportunities from combining the experience and talent of the Crown Businesses' management team with the proven capital-raising abilities of Castle.

    . Castle will be managed with a view towards enhancing the long-term growth and profitability of the enterprise and the interests of its shareholders. To that end, Castle will continue to pursue its growth policies, reflected by its successful acquisition program culminating in the business combination today with the Crown Businesses.

    . The Crowns, for themselves and the existing Crown management team, recognize the importance of the business combination and agree to facilitate a prompt and smooth transition of ownership and operation of the Crown Businesses within the Castle enterprise.

    . Castle recognizes that in order to achieve its current expansion plans, Crown, without the addition of any new EBITDA, will likely experience a reduction in projected EBITDA as a result of significantly increased general and administrative, engineering and other infrastructure costs needed to support expected growth.

    . Effective communication and teamwork will be important objectives throughout the Castle organization.

    . This Memorandum of Understanding is intended to supplement in certain respects the Amended and Restated Stockholders Agreement ("Stockholders
                                                                  ------------
       Agreement") of Castle.
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B.  Crown Communications
    --------------------

    . In his capacity as President and Chief Executive Officer, Robert A. Crown will be fully authorized to manage and direct the day-to-day operations of Crown Communications. Mr. Crown will endeavor to manage and operate these businesses in a manner consistent with the historic operations of the Crown Businesses. Without limiting the generality of the foregoing, Mr. Crown's responsibilities and authority will include negotiation and completion of significant operating contracts, major personnel decisions, and the design, construction, operation and maintenance of Crown Communications facilities. Mr. Crown will also participate in any important transactions involving acquisitions or dispositions of business units, joint ventures or other alliances and significant contractual arrangements involving the current and future customers of the U.S. domestic operations.

    . With respect to Crown Communications, Mr. Crown's current and future recommendations for the staffing, promotion and compensation of corporate and senior executive officers shall be implemented to the fullest extent practicable. To that end, the following individuals will hold the corporate offices set forth opposite their names for Crown
       Communications:

          Robert A. Crown      President and Chief Executive Officer

          Giuseppe A. Floro    Senior Vice President-Operations and Treasurer

          Barbara Ann Crown    Executive Vice President and (on a temporary
                               basis) Corporate Secretary

        Mr. Crown will select a full-time Corporate Secretary/in-house legal counsel for Crown Communications at the earliest practicable date.

    . It is also contemplated that the Board of Directors of Crown Communications will consist of five members, as follows:

          Robert A. Crown

          Ted B. Miller, Jr.

          David L. Ivy

          Giuseppe A. Floro

          Robert J. Coury

    . So long as Robert A. Crown and the Crown Related Transferees (as defined in the Stockholders Agreement) hold in the aggregate at least 5% of the outstanding Common Stock of Castle, Mr. Crown shall be entitled to nominate three of the five board members for Crown Communications. Mr. Crown will also be entitled to nominate at least one director for all other domestic subsidiaries of Castle.

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C.  Executive Management Committee
    ------------------------------

    . An Executive Management Committee consisting of at least four individuals (Messrs. Miller, Ivy, Crown and Green) shall be established by Castle for the purpose of facilitating communications and reviewing on a regular basis all aspects of the domestic operations of Castle, promoting the long-term growth and profitability of Castle, insuring that significant decisions affecting the domestic operations shall be completed smoothly and effectively, and insuring that corporate policies are adhered to throughout the Castle organization.

    . The Executive Management Committee shall hold monthly meetings alternating the site of such meetings between Pittsburgh and Houston.

    . The Executive Management Committee shall be encouraged to invite other key corporate and operating management of Castle and its domestic subsidiaries to participate in meetings as they deem appropriate.

    . The Executive Management Committee will select appropriate means for communicating on a regular basis with the full Board of Directors of Castle and key operating management of the domestic operations.

    . The Executive Management Committee will also develop appropriate means for implementing clear lines of reporting responsibilities and for corporate approval processes (e.g., capital expenditures, budget approval and significant contracts).

D.  Equity Based Incentives
    -----------------------

    . Castle has advised Mr. Crown that it is in the process of completing definitive and comprehensive equity based incentive compensation programs for key management personnel of Castle and its subsidiaries, including Crown Communications. Castle's existing stock option plan and/or any future definitive plans will reflect the following agreed allocation of options covering shares of Castle Class B Common Stock:

              . With respect to options covering a total of 604,000 shares of Castle Class B Common Stock that are presently available, an aggregate of 300,000 shares will be allocated to management of Crown Communications.

              . An aggregate of 167,000 of such 300,000 options will be allocated in accordance with the terms and conditions set forth in the attached Exhibit. The remaining 133,000 options will be allocated to existing and future management of Crown Communications following approval by Castle's Compensation Committee (or separate Stock Option Committee, if applicable) in the normal course of business, giving due regard to the views and recommendations of Mr. Crown.

    . In allocating these options, Castle will give due regard to the views and recommendations of Mr. Crown's regarding appropriate incentives needed to attract and retain talented management employees.

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E.  Other
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    .  For so long as either (a) Robert Crown and the Crown Related Transferees
       (as defined in the Stockholders Agreement) own at least 5% of the outstanding Castle Common Stock or (b) Robert Crown serves as President and Chief Executive Officer of Crown Communications, Castle's domestic operations will maintain its headquarters in Pittsburgh, Pennsylvania.

    . Castle will obtain comprehensive directors and officers liability insurance coverage for all directors and officers of Castle and Crown Communications (including Mr. and Mrs. Crown) as promptly as practicable, but in any event not later the effective date of any public offering of debt or equity securities.

    . Castle and all its domestic subsidiaries (including Crown Communications) shall pursue and obtain all necessary corporate and shareholder approvals in order to fully implement this Memorandum in accordance with applicable law and contracts.

    . This Memorandum shall remain in full force and effect following any "rollup" or reorganization or other corporate transaction involving Castle.

    . If and to the extent this Memorandum conflicts with any transaction document executed with regard to the business combination of Castle and the Crown Businesses (the "Transaction Documents"), the Transaction
                                  ---------------------
       Documents shall be deemed controlling.


     WITNESS the due execution hereof as of August 15, 1997.



                                    CASTLE TOWER HOLDING CORP.



                                    By   /s/ David Ivy
                                      ---------------------------------

                                    Its  President
                                       --------------------------------


                                        /s/ Robert A. Crown
                                    -----------------------------------
                                    Robert A. Crown


                                        /s/ Barbara Ann Crown
                                    -----------------------------------
                                    Barbara Ann Crown

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